Exhibit 99.1

Intercontinental Exchange Reports Strong Third Quarter 2020

• YTD revenues of $4.4 billion, +12% y/y; Third quarter revenues of $1.4 billion, +6% y/y

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

“Through the first nine months of this unprecedented year, we have grown revenues and operating income by double-digits and reported record earnings per share. In addition, in early September, we completed our strategic acquisition of Ellie Mae, expanding our mortgage network, while also enhancing the diversity and resilience of our long-term growth profile. As we begin to look to 2021, we are thankful for our customers business, and we are focused on continuing to drive innovation, deliver workflow efficiencies and extend our track record of growth"

• YTD GAAP EPS of $2.83, +8% y/y; Third quarter GAAP EPS of $0.71, -24% y/y
• YTD Adj. diluted EPS of $3.37, +15% y/y; Third quarter adjusted EPS of $1.03, -3% y/y
• Third quarter Data Services revenues +6% y/y
• Completed the strategic acquisition of Ellie Mae on September 4, 2020

ATLANTA & NEW YORK, October 29, 2020 - Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of mortgage technology, data and listing services, today reported financial results for the third quarter of 2020. For the quarter ended September 30, 2020, consolidated net income attributable to ICE was $390 million on $1.4 billion of consolidated revenues, less transaction-based expenses. Third quarter GAAP diluted earnings per share (EPS) were $0.71. Adjusted net income attributable to ICE was $569 million in the third quarter and adjusted diluted EPS were $1.03. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Scott A. Hill, ICE Chief Financial Officer, added: "Led by our data services business, which grew 6% year-over-year and generated record revenues, our third quarter performance demonstrated the power of our balanced and diverse business. Continued compounding growth in our subscription-based businesses, which account for approximately half our revenues, as well as growing open interest across our leading global energy futures platform are what enable us to continue to invest in future growth. As we look to the balance of 2020 and towards another successful year in 2021, we remain focused on creating value for all of our stakeholders."

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Third Quarter 2020 Business Highlights

$ in millions	Net Revenue	Op Margin	Adj Op Margin

Data & Listings	$700	46%	53%
Trading & Clearing	$711	43%	61%
Consolidated	$1,411	44%	57%

Third quarter consolidated net revenues were $1.4 billion, up 6% year-over-year, including $75 million related to our September 4th, 2020 acquisition of Ellie Mae. Data and listings revenues in the third quarter were $700 million and trading and clearing net revenues were $711 million. Consolidated operating expenses were $784 million for the third quarter of 2020 and included $56 million of expenses related to Ellie Mae. On an adjusted basis, consolidated operating expenses were $611 million and included $29 million of expenses related to Ellie Mae. Consolidated operating income for the third quarter was $627 million and the operating margin was 44%. On an adjusted basis, consolidated operating income for the third quarter was $800 million and the adjusted operating margin was 57%.

Data and Listings Segment Results

Third quarter data and listings revenues were $700 million, including data revenues of $589 million and listings revenues of $111 million. On a constant currency basis(1), segment revenues were up 5% with data revenues up 6% year-over-year. Data and listings operating expenses were $378 million and on an adjusted basis, were $329 million in the third quarter. Segment operating income for the third quarter was $322 million and the operating margin was 46%. On an adjusted basis, operating income was $371 million and the adjusted operating margin was 53%.

$ in millions	3Q20	3Q19	% Chg	Const Curr(1)
Revenue:
Pricing and Analytics	$287	$273	5%	5%
Exchange Data and Feeds	189	172	9%	9%
Desktops and Connectivity	113	108	4%	3%
Data Total	589	553	6%	6%
Listings	111	114	(2)%	(2)%
Segment Revenue	$700	$667	5%	5%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 3Q19 of 1.2330 and 1.1118, respectively.

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Trading and Clearing Segment Results

Third quarter trading and clearing net revenues were $711 million, up 6% from one year ago and included $75 million of revenue related to Ellie Mae. Trading and clearing operating expenses were $406 million and adjusted operating expenses were $282 million in the third quarter. Segment operating income for the third quarter was $305 million and the operating margin was 43%. On an adjusted basis, operating income was $429 million and the adjusted operating margin was 61%.

$ in millions	3Q20	3Q19	% Chg
Revenue, net:
Energy	$229	$265	(14)%
Ags & metals	54	60	(11)%
Financials(1)	76	91	(16)%
Cash equities & equity options	74	74	—%
Fixed income & credit(2)	191	101	89%
OTC & other transaction(3)	12	11	13%
Other revenue(4)	75	67	12%
Segment Revenue	$711	$669	6%

(1) Financials include interest rates and other financial futures and options.

(2) Fixed income and credit includes fixed income execution, CDS execution and clearing and ICE Mortgage Technology. For the 3Q20, Fixed income & credit also includes $73 million of revenue related to the acquisition of Ellie Mae, which closed on September 4th, 2020.

(3) OTC & other transactions include physical energy.

(4) Other revenue includes interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees. For the 3Q'20, other revenue includes $2 million from Ellie Mae.

•	Energy futures and options revenue in the third quarter decreased (14%) year-over-year driven by a (8%) decrease in average daily volume (ADV) and a (6%) decrease in rate per contract (RPC).
•	Ags and metals futures and options revenue in the third quarter decreased (11%) year-over-year driven by an (9%) decrease in ADV and a (2%) decrease in RPC.
•	Financials futures and options revenue in the third quarter decreased (16%) year-over-year reflecting a (24%) decrease in ADV and partially offset by a 9% increase in RPC.
•	U.S. cash equities and equity options revenue in the third quarter was flat year-over-year reflecting, in part, a 29% increase in cash equities ADV offset by a (21%) decrease in RPC.

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	ADV (lots in thousands)		RPC
	3Q20	% Chg	3Q20	% Chg
Energy	2,545	(8)%	$1.40	(6)%
Ags & metals	376	(9)%	$2.23	(2)%
Financials	2,024	(24)%	$0.56	9%
Interest Rates	1,620	(27)%	$0.38	—%
Other Financials	404	(9)%	$1.32	9%
Total Futures & Options	4,945	(15)%	$1.12	2%

Cash Equities (in millions)	2,151	29%	$0.038	(21)%
Equity Options	5,328	74%	$0.06	(46)%

The third quarter of 2020 included 64 trading days for energy, ags & metals, other financials, cash equities and equity options and 66 trading days for interest rates. The third quarter of 2019 included 64 trading days for energy, ags & metals, other financials, cash equities and equity options and 66 trading days for interest rates.

Other Matters

•	The effective tax rate for the third quarter of 2020 was 32%.
•	Operating cash flow through the third quarter of 2020 was $1.8 billion and free cash flow was $1.6 billion.
•	Unrestricted cash was $610 million and outstanding debt was $17.3 billion as of September 30, 2020.
•	Through the third quarter of 2020, ICE repurchased $1.2 billion of its common stock and paid $500 million in dividends.

Financial Guidance

•	ICE's fourth quarter 2020 Data Services revenues are expected to be in a range of $590 million to $595 million.
•	ICE's fourth quarter 2020 GAAP operating expenses are expected to be in a range of $855 million to $865 million and adjusted operating expenses(1) are expected to be in a range of $695 million to $705 million.
•	ICE's fourth quarter 2020 non-operating expense(2) is expected to be in the range of $75 million to $80 million.
•	ICE's full year 2020 capital expenditures are expected to be in a range of $410 million to $420 million.
•	ICE's diluted share count for the fourth quarter is expected to be in the range of 562 million to 568 million weighted average shares outstanding.

(1) 4Q20 non-GAAP operating expenses exclude amortization of acquisition-related intangibles and transaction & integration costs.

(2) Non-operating expense includes interest income, interest expense and net other income.

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Earnings Conference Call Information

ICE will hold a conference call today, October 29, 2020, at 8:30 a.m. ET to review its third quarter 2020 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 7499654 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the fourth quarter 2020 earnings has been scheduled for February 4th, 2021 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

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Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
Revenues:	2020	2019	2020	2019
Transaction and clearing, net	$3,726	$2,698	$1,155	$929
Data services	1,727	1,652	589	553
Listings	334	336	111	114
Other revenues	224	194	75	67
Total revenues	6,011	4,880	1,930	1,663
Transaction-based expenses:
Section 31 fees	465	274	145	105
Cash liquidity payments, routing and clearing	1,181	702	374	222
Total revenues, less transaction-based expenses	4,365	3,904	1,411	1,336
Operating expenses:
Compensation and benefits	849	768	298	261
Professional services	100	97	37	35
Acquisition-related transaction and integration costs	90	1	76	—
Technology and communication	388	346	131	126
Rent and occupancy	59	52	19	17
Selling, general and administrative	132	116	43	33
Depreciation and amortization	494	473	180	158
Total operating expenses	2,112	1,853	784	630
Operating income	2,253	2,051	627	706
Other income (expense):
Interest income	9	27	1	8
Interest expense	(245)	(214)	(89)	(72)
Other income, net	75	30	44	(2)
Other income (expense), net	(161)	(157)	(44)	(66)
Income before income tax expense	2,092	1,894	583	640
Income tax expense	512	387	189	103
Net income	$1,580	$1,507	$394	$537
Net income attributable to non-controlling interest	(17)	(22)	(4)	(8)
Net income attributable to Intercontinental Exchange, Inc.	$1,563	$1,485	$390	$529

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$2.85	$2.64	$0.71	$0.95
Diluted	$2.83	$2.62	$0.71	$0.94
Weighted average common shares outstanding:
Basic	549	563	548	559
Diluted	552	566	551	563

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Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of	As of
	September 30, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$610	$841
Short-term restricted cash and cash equivalents	993	943
Customer accounts receivable, net	1,310	988
Margin deposits, guaranty funds and delivery contracts receivable	85,900	64,987
Prepaid expenses and other current assets	324	220
Total current assets	89,137	67,979
Property and equipment, net	1,693	1,536
Other non-current assets:
Goodwill	21,243	13,342
Other intangible assets, net	14,507	10,258
Long-term restricted cash and cash equivalents	408	404
Other non-current assets	1,092	974
Total other non-current assets	37,250	24,978
Total assets	$128,080	$94,493

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$594	$505
Section 31 fees payable	53	138
Accrued salaries and benefits	274	291
Deferred revenue	267	129
Short-term debt	2,463	2,569
Margin deposits, guaranty funds and delivery contracts payable	85,900	64,987
Other current liabilities	135	197
Total current liabilities	89,686	68,816
Non-current liabilities:
Non-current deferred tax liability, net	3,567	2,314
Long-term debt	14,869	5,250
Accrued employee benefits	187	198
Non-current operating lease liability	315	281
Other non-current liabilities	310	270
Total non-current liabilities	19,248	8,313
Total liabilities	108,934	77,129
Commitments and contingencies
Redeemable non-controlling interest in consolidated subsidiaries	94	78
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(5,198)	(3,879)
Additional paid-in capital	13,804	11,742
Retained earnings	10,682	9,629
Accumulated other comprehensive loss	(273)	(243)
Total Intercontinental Exchange, Inc. stockholders’ equity	19,021	17,255
Non-controlling interest in consolidated subsidiaries	31	31
Total equity	19,052	17,286
Total liabilities and equity	$128,080	$94,493

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Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

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Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019	2020	2019
Total revenues, less transaction-based expenses	$2,304	$1,916	$2,061	$1,988	$4,365	$3,904
Operating expenses	998	732	1,114	1,121	2,112	1,853
Less: Amortization of acquisition-related intangibles	99	70	136	164	235	234
Less: Transaction and integration costs and acquisition-related success fee	86	—	—	—	86	—
Less: Accruals related to investigations and inquiries	—	—	8	—	8	—
Adjusted operating expenses	81	662	970	957	1,783	1,619
Operating income	1,30	1,184	947	867	2,253	2,051
Adjusted operating income	1,49	1,254	1,091	1,031	2,582	2,285
Operating margin	57%	62%	46%	44%	52%	53%
Adjusted operating margin	65%	65%	53%	52%	59%	59%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2020	2019	2020	2019	2020	2019
Total revenues, less transaction-based expenses	$711	$669	$700	$667	$1,411	$1,336
Total operating expenses	406	255	378	375	784	630
Less: Amortization of acquisition-related intangibles	48	24	46	55	94	79
Less: Transaction and integration costs	76	—	—	—	76	—
Less: Accruals related to investigations and inquiries	—	—	3	—	3	—
Adjusted total operating expenses	$282	$231	$329	$320	$611	$551
Operating income	$305	$414	$322	$292	$627	$706
Adjusted operating income	$429	$438	$371	$347	$800	$785
Operating margin	43%	62%	46%	44%	44%	53%
Adjusted operating margin	61%	65%	53%	52%	57%	59%

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Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net income attributable to ICE common stockholders	$1,563	$1,485
Add: Amortization of acquisition-related intangibles	235	234
Add: Extinguishment of 2020 Senior Notes	14	—
Add: Pre-acquisition interest expense on debt issued for Ellie Mae acquisition	5	—
Add: Transaction and integration costs and acquisition-related success fee	86	—
Add: Accruals related to investigations and inquiries	8	—
Add: Impairment of CAT promissory notes	2	16
Less: Income tax effect for the above items	(85)	(65)
Add / (Less): Deferred tax adjustments on acquisition-related intangibles	33	(13)
Add: Other tax adjustments	—	3
Adjusted net income attributable to ICE	$1,861	$1,660

Diluted earnings per share attributable to ICE	$2.83	$2.62

Adjusted diluted earnings per share attributable to ICE	$3.37	$2.93

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Net income attributable to ICE	$390	$529
Add: Amortization of acquisition-related intangibles	94	79
Add: Transaction and integration costs	76	—
Add: Accruals related to investigations and inquiries	3	—
Add: Pre-acquisition interest expense on debt issued for Ellie Mae acquisition	5	—
Add: Impairment of CAT promissory notes	—	16
Less: Income tax effect for the above items	(42)	(25)
Add: Deferred tax adjustments on acquisition-related intangibles	43	—
Adjusted net income attributable to ICE	$569	$599

Diluted earnings per share attributable to ICE	$0.71	$0.94

Adjusted diluted earnings per share attributable to ICE	$1.03	$1.06

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Free Cash Flow Calculation

(In millions)

(Unaudited)

	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Cash flow from operations	$1,815	$1,882
Less: Capital expenditures and capitalized software development costs	(268)	(203)
Add: Section 31 fees, net	85	70
Free cash flow	$1,632	$1,749

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About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company and provider of marketplace infrastructure, data services and technology solutions to a broad range of customers including financial institutions, corporations and government entities. We operate regulated marketplaces, including the New York Stock Exchange, for the listing, trading and clearing of a broad array of derivative contracts and financial securities across major asset classes. Our comprehensive data services offering supports the trading, investment, risk management and connectivity needs of customers around the world and across asset classes. As a leading technology provider, ICE Mortgage Technology provides the technology and infrastructure to transform and digitize U.S. residential mortgages, from application and loan origination through to final settlement.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 6, 2020. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Warren Gardiner

+1 770 835 0114

warren.gardiner@theice.com

investors@theice.com

ICE Media Contact:

Josh King

+1 212 656 2490

josh.king@theice.com

media@theice.com

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